METROPOLITAN SERIES FUND, INC.
Sub-Item 77D Policies with respect to security investments

Incorporated by reference from the following:

Definitive Information Statement relating to Oppenheimer Global Equity Portfolio (formerly, Scudder Global Equity Portfolio) filed June 29, 2005.